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EXHIBIT 99.1

Contact:	Charles Atwood—Investors Harrah's Entertainment, Inc. (702) 407-6406	Gary Thompson—Media Harrah's Entertainment, Inc. (702) 407-6529
Brad Belhouse—Investors Harrah's Entertainment, Inc. (702) 407-6367

        Release #HET 03-0369

Harrah's Entertainment Reports First-Quarter Results;
Record Revenues, Diluted Earnings Per Share Achieved

        LAS VEGAS, April 22, 2003—Harrah's Entertainment, Inc. (NYSE:HET) today reported record first-quarter revenues of $1.07 billion, up 9.8 percent from revenues of $974.7 million in the 2002 first quarter.

        Property Earnings Before Interest, Taxes, Depreciation and Amortization (Property EBITDA) rose 1.9 percent to a record $285.3 million from $279.9 million in the year-earlier quarter. First-quarter Adjusted Earnings Per Share matched the 2002 first quarter's record Adjusted EPS of 74 cents.

        Property EBITDA and Adjusted EPS are not Generally Accepted Accounting Principles (GAAP) measurements but are commonly used in the gaming industry as measures of performance and as a basis for valuation of gaming companies. In addition, analysts' per-share earnings estimates are comparable to Adjusted EPS. Reconciliations of Adjusted EPS to GAAP EPS and Property EBITDA to income from operations are attached to this release.

        First-quarter income from operations declined 3.5 percent to $191.2 million from $198.1 million in the 2002 first quarter. First-quarter income before the cumulative effect of a change in accounting principle was $81.1 million, compared with $85.2 million in the 2002 first quarter. Net income for the first quarter of 2003 was $81.1 million, compared with a net loss of $6.0 million after a charge for the change in accounting principle in the year-ago period. The company adopted the accounting provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in the first quarter of 2002, and recorded an impairment charge of $91.2 million.

        First-quarter 2003 diluted earnings per share were 74 cents on 3.8 percent fewer shares outstanding, compared with diluted earnings per share before the cumulative effect of a change in accounting principle of 75 cents in the year-earlier quarter. In the 2002 first quarter, the company recorded a charge of 80 cents per diluted share due to the required change in accounting principle, which resulted in a net loss of 5 cents per diluted share.

Same-Store Sales Growth, Effective Management Offset Higher Gaming Taxes

        "The first-quarter's results clearly demonstrate that we not only have a robust growth strategy that allows this company to tolerate a variety of adverse circumstances, but that we also have the ability to manage our assets well," said Gary Loveman, Harrah's Entertainment's president and chief executive officer.

        "Despite slightly lower volume at some properties, economic malaise and reduced air travel, first-quarter system-wide same-store sales rose 2.5 percent, the 17th straight quarter of year-over-year same-store increases," Loveman said. "We have produced same-store sales growth and generated significant returns on targeted capital investments in challenging times, which have included the imposition of higher gaming taxes in certain states. The impact of the higher tax rates in this year's first quarter was $14.3 million.

        "Our ability to manage our business effectively in the current environment makes us even more excited about the future contributions we expect from Total Rewards 2, the enhanced customer-loyalty program we plan to introduce June 17," Loveman said.

        "Total Rewards 2 will allow customers to "bank' reward credits, giving players more valuable reasons to consolidate their play at our properties," he said. "We expect this to boost volume and help drive continued revenue gains from cross-market and tracked play, which increased significantly during the quarter.

        "The nationwide rollout of our proprietary coinless wagering capability over the next year will further improve the customer experience and should contribute to even greater consolidation of play at our casinos," Loveman said. "We also expect that the openings of the new hotel at the Atlantic City Showboat and a revitalized Louisiana Downs racetrack with 900 slots later this spring will enhance future results."

        Among first-quarter highlights:

  •
  Harrah's moved up 54 notches on the FORTUNE 500, earning recognition as one of the "50 That Climbed" in FORTUNE magazine's April 14, 2003, edition. The company also advanced 33 places on FORBES magazine's list of America's 500 Top Companies.

  •
  Harrah's was named a finalist in two categories for the first annual The American Business Awards program to be broadcast from New York on April 30, 2003. A group of nationwide business professionals selected Harrah's Chief Marketing Officer Richard Mirman and the Harrah's marketing team among the five finalists in the Best Marketing Officer and Best Marketing Organization categories, respectively. The American Business Awards recognize companies for outstanding leadership, innovation, perseverance, creativity, teamwork and integrity.

        "High demand for casino-entertainment options and limited supply bode well for our company, which has proven its ability to produce sustainable growth in both good and bad economic climates," Loveman said. "Our same-store growth strategy, combined with our geographic diversification and prudent capital investments that have delivered the highest returns among big-cap casino operators, have generated consistent revenue and earnings increases. And our financial strength affords us the ability to pursue opportunities in both existing and new jurisdictions in this country and abroad."

        Beginning with this release, Harrah's will report results from four geographic regions—Western, Eastern, North Central and South Central—to reflect the growth of the company and provide more detailed information to investors. Previously, the company reported results from the Western, Eastern and Central regions. A supplemental table attached to this release provides a four-region breakdown of quarterly revenues, income from operations and Property EBITDA for the past five years.

Western Region Posts Record Results

West Results
(in millions)

	2003 First Quarter	2002 First Quarter	Percent Increase (Decrease)
Northern Nevada
Total revenues	104.2	95.0	9.7%
Income from operations	12.0	7.1	69.0%
Property EBITDA	21.4	16.2	32.1%
Southern Nevada
Total revenues	228.2	205.1	11.3%
Income from operations	44.9	35.1	27.9%
Property EBITDA	63.6	55.0	15.6%
Total Western Region
Total revenues	332.4	300.1	10.8%
Income from operations	56.9	42.2	34.8%
Property EBITDA	85.0	71.2	19.4%

        Harrah's Western Region reported record first-quarter revenues, income from operations and Property EBITDA, aided by mild winter weather that kept travel disruptions to a minimum.

        The company's Lake Tahoe casinos posted first-quarter records, benefiting from a rebound in revenues from both tracked and retail play, new visitor accommodations in the market and cost savings related to the Harveys Casino Resorts acquisition. Revenues at the company's Lake Tahoe properties rose 9.3 percent from the 2002 first quarter, which was impacted by the aftermath of the September 11, 2001, attacks, while income from operations rose 76.0 percent and Property EBITDA was up 36.3 percent.

        First-quarter revenues at Harrah's Reno rose 10.5 percent to the highest level in almost 20 years. Reno's income from operations increased 32.3 percent and Property EBITDA climbed 16.8 percent.

        Harrah's Las Vegas set first-quarter records, with revenues up 9.9 percent, income from operations 29.9 percent higher and Property EBITDA rising 15.9 percent from the 2002 first quarter. The Rio All-Suite Hotel & Casino posted a 13.9 percent gain in revenues, while income from operations rose 37.1 percent and Property EBITDA was up 20.0 percent to a record.

        Harrah's Laughlin revenues rose 6.0 percent to a first-quarter record, but income from operations was 2.7 percent lower and Property EBITDA was even with the year-ago quarter.

        "The resurgence of our Northern Nevada casinos and the gains at Harrah's Las Vegas and the Rio show the value of our strategy to drive same-store sales growth without significant new capital investment," said Tim Wilmott, Harrah's Chief Operating Officer.

Eastern Region Also Posts Record Results

East Results
(in millions)

	2003 First Quarter	2002 First Quarter	Percent Increase (Decrease)
Harrah's Atlantic City
Total revenues	102.2	93.4	9.4%
Income from operations	29.9	27.8	7.6%
Property EBITDA	38.4	34.7	10.7%
Showboat Atlantic City
Total revenues	76.2	78.6	-3.1%
Income from operations	13.7	13.6	0.7%
Property EBITDA	20.0	22.2	-9.9%
Total Eastern Region
Total revenues	178.4	172.0	3.7%
Income from operations	43.6	41.4	5.3%
Property EBITDA	58.4	56.9	2.6%

        Harrah's two Atlantic City properties outperformed that market in the first quarter, combining for revenue, income from operations and Property EBITDA records despite severe winter storms that hit the region in February.

        The expansion that included the first full quarter's contributions from 500 additional slot machines benefited Harrah's Atlantic City, which posted record results. Its revenues rose 9.4 percent, income from operations increased 7.6 percent and Property EBITDA was up 10.7 percent. At the Showboat, revenues declined 3.1 percent, income from operations rose 0.7 percent and Property EBITDA was down 9.9 percent. The Showboat is scheduled to open its new 544-room hotel expansion during the second quarter and a casino expansion later in 2003.

        "We have achieved an excellent return on the investment we made to position Harrah's Atlantic City for the increased numbers of visitors expected in that market this summer," Wilmott said. "Both Harrah's properties outperformed the Atlantic City market, which saw a 4.1 percent decline in gaming revenues during the quarter. We are optimistic about the expansion at the Showboat that opens later this quarter."

Weather, Increased Gaming Taxes, Competition Impact North Central Region

North Central Results
(in millions)

	2003 First Quarter	2002 First Quarter	Percent Increase (Decrease)
Illinois/Indiana
Total revenues	178.5	184.7	-3.4%
Income from operations	35.1	53.2	-34.0%
Property EBITDA	44.2	61.7	-28.4%
Iowa
Total revenues	58.7	60.9	-3.6%
Income from operations	8.4	8.7	-3.4%
Property EBITDA	12.9	13.4	-3.7%
Missouri
Total revenues	109.5	118.4	-7.5%
Income from operations	21.7	30.4	-28.6%
Property EBITDA	30.3	38.1	-20.5%
Total North Central
Total revenues	346.7	364.0	-4.8%
Income from operations	65.2	92.3	-29.4%
Property EBITDA	87.4	113.2	-22.8%

        The company's North Central Region, which includes casinos in Illinois, Indiana, Iowa and Missouri, was impacted by higher state gaming taxes than in the year-ago quarter, severe winter storms and aggressive competition.

        Harrah's East Chicago, Joliet and Metropolis saw combined revenues decline 3.4 percent, income from operations fall 34.0 percent and Property EBITDA decrease 28.4 percent. Higher state gaming taxes impacted the company's ability to market for growth, reduced operating margins and exacerbated the competitive nature of the markets.

        "This year's second quarter marks the anniversary of the majority of the impact from higher gaming taxes," said Wilmott. "In addition, the competitive environment appears to be moderating, as evidenced by improving margins in some markets."

        A higher tax rate at the Bluffs Run casino is the primary reason the company's two Iowa properties combined posted lower first-quarter results. February snowstorms also impacted the Iowa market. Revenues were down 3.6 percent, income from operations fell 3.4 percent and Property EBITDA declined 3.7 percent.

        Combined revenues at Harrah's St. Louis and North Kansas City properties fell 7.5 percent, income from operations was down 28.6 percent and Property EBITDA was off 20.5 percent due primarily to competitive pressures.

New Orleans Boosts South Central Region's Results

South Central Results
(in millions)

	2003 First Quarter	2002 First Quarter	Percent Increase (Decrease)
Louisiana
Total revenues	159.9	89.3	79.1%
Income from operations	27.2	19.6	38.8%
Property EBITDA	38.0	26.8	41.8%
Mississippi
Total revenues	29.6	30.1	-1.7%
Income from operations	3.6	3.4	5.9%
Property EBITDA	6.1	5.9	3.4%
Total South Central
Total revenues	189.5	119.4	58.7%
Income from operations	30.8	23.0	33.9%
Property EBITDA	44.1	32.7	34.9%

        Full ownership of Harrah's New Orleans caused the South Central Region, comprised of the company's Louisiana and Mississippi properties, to post higher first-quarter revenues, income from operations and Property EBITDA. New Orleans results have been consolidated into the company's financial statements since Harrah's acquisition of an additional stake in JCC Holding Company on June 7, 2002, that raised Harrah's interest to 63 percent. Harrah's acquired the remaining 37 percent on December 10, 2002.

        Prior to the June 7 transaction, Harrah's financial statements reflected only management fees and income from non-consolidated affiliates from the New Orleans casino. The casino contributed $73.0 million in revenues, $15.2 million of income from operations and $18.0 million in Property EBITDA to the company's first-quarter 2003 results.

        Combined revenues at the Harrah's Shreveport and Harrah's Lake Charles properties in Louisiana fell 7.2 percent, income from operations decreased 35.1 percent and Property EBITDA declined 23.9 percent from the year-ago quarter due to additional competition in Lake Charles and higher gaming tax rates and, through the first two months of this year, a market-wide 2.1 percent revenue decline from the year-ago period in Shreveport.

        Harrah's Tunica and Vicksburg casinos' combined revenues declined 1.7 percent, while income from operations rose 5.9 percent and Property EBITDA was 3.4 percent higher than in the 2002 first quarter.

Managed Properties:

        Despite lower fee structures at three Native American casinos, first-quarter management-fee revenues were down only 2.5 percent from the year-ago period, as the addition of management fees from Harrah's Rincon helped offset the absence of management fees from Harrah's New Orleans.

Other Items:

        Corporate expense rose 13.3 percent in the 2003 first quarter over the prior year's first quarter due to the timing of certain expenses. Despite an increase in debt, interest expense decreased 4.1 percent for the first quarter compared to the prior year due to lower interest rates. The company repurchased 250,000 shares during the first quarter of 2003 at an average price of $32.48 per share and has bought back 5.5 million shares since the end of the 2002 first quarter.

        The company's effective income tax rate for the first quarter increased from the 2002 first-quarter rate due to higher state income taxes. Operating results for the company's Central City, Colorado, casino have been reclassified to reflect its results as a discontinued operation due to a sale agreement. The sale of this property is expected to be completed during second quarter of 2003.

        Harrah's Entertainment will host a conference call Tuesday, April 22, 2003, at 9:00 a.m. Eastern Daylight Time to review its 2003 first-quarter results.

        Those interested in participating in the call should dial 1-888-399-2695, or 1-706-679-7646 for international callers, approximately 10 minutes before the call start time. A taped replay of the conference call can be accessed at 1-800-642-1687, or 1-706-645-9291 for international callers, beginning at 1 p.m. EDT Tuesday, April 22. The replay will be available through 11:59 p.m. EDT on Tuesday, April 29. The passcode number for the replay is 9672635.

        Interested parties wanting to listen to the live conference call on the Internet may do so on the company's web site—www.harrahs.com—in the Investor Relations section behind the "About Us" tab.

        Founded 65 years ago, Harrah's Entertainment, Inc. operates 26 casinos in the United States, primarily under the Harrah's brand name. Harrah's Entertainment is focused on building loyalty and value with its target customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

        This release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contains words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results. We have based these forward-looking statements on our current expectations and projections about future events.

        We caution the reader that forward-looking statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission:

  •
  the effect of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular;

  •
  construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

  •
  the effects of environmental and structural building conditions relating to the company's properties;

  •
  our ability to timely and cost effectively integrate into our operations the companies that we acquire;

  •
  access to available and feasible financing;

  •
  changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

  •
  litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation;

  •
  ability of our customer-tracking and yield-management programs to continue to increase customer loyalty;

  •
  our ability to recoup costs of capital investments through higher revenues;

  •
  acts of war or terrorist incidents;

  •
  abnormal gaming holds, and

  •
  the effects of competition, including locations of competitors and operating and market competition.

        Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

HARRAH'S ENTERTAINMENT, INC.
CONSOLIDATED SUMMARY OF OPERATIONS
(UNAUDITED)

	First Quarter Ended
	March 31, 2003	March 31, 2002*
	(In thousands, except per share amounts)
Revenues	$1,068,335	$974,691
Property operating expenses	783,081	694,832
Depreciation and amortization	79,325	75,181

Operating profit	205,929	204,678
Corporate expense	(12,104)	(10,684)
Equity in nonconsolidated affiliates	(62)	5,745
Amortization of intangible assets	(1,199)	(1,382)
Project opening costs and other items	(1,318)	(289)

Income from operations	191,246	198,068
Interest expense, net of interest capitalized	(58,874)	(61,382)
Other (expense) income, including interest income	685	1,922

Income before income taxes and minority interests	133,057	138,608
Provision for income taxes	(49,101)	(49,407)
Minority interests	(3,160)	(4,177)

Income from continuing operations	80,796	85,024
Discontinued operations, net of tax	284	137

Income before cumulative effect of change in accounting principle	81,080	85,161
Cumulative effect of change in accounting principle, net of tax benefit of $2,831	—	(91,169)

Net income (loss)	$81,080	$(6,008)

Earnings (loss) per share—basic
Income from continuing operations	$0.75	$0.76
Discontinued operations, net of tax	—	—
Cumulative effect of change in accounting principle, net of tax benefit of $2,831	—	(0.81)

Net income (loss)	$0.75	$(0.05)

Earnings (loss) per share—diluted
Income from continuing operations	$0.74	$0.75
Discontinued operations, net of tax	—	—
Cumulative effect of change in accounting principle, net of tax benefit of $2,831	—	(0.80)

Net income (loss)	$0.74	$(0.05)

Weighted average common shares outstanding	108,489	111,885

Weighted average common and common equivalent shares outstanding	110,066	114,380

*See
note (a) on Supplemental Operating Information.

HARRAH'S ENTERTAINMENT, INC.
SUPPLEMENTAL OPERATING INFORMATION
(UNAUDITED)

	First Quarter Ended
	March 31, 2003	March 31, 2002
	(In thousands)
Revenues (a)
Western Region	$332,389	$300,078
Eastern Region	178,449	172,027
North Central Region	346,671	363,955
South Central Region	189,480	119,368
Managed	17,112	17,542
Other	4,234	1,721

Total Revenues	$1,068,335	$974,691

Income from operations (a)
Western Region	$56,855	$42,174
Eastern Region	43,632	41,409
North Central Region	65,239	92,273
South Central Region	30,792	23,012
Managed	14,767	20,868
Other	(7,935)	(10,984)
Corporate expense	(12,104)	(10,684)

Total Income from Operations	$191,246	$198,068

Property EBITDA (a) (b)
Western Region	$84,973	$71,211
Eastern Region	58,391	56,933
North Central Region	87,366	113,184
South Central Region	44,122	32,692
Managed	14,787	14,529
Other	(4,385)	(8,690)

Total Property EBITDA	$285,254	$279,859

Project opening and other items (a)
Project opening costs	$(467)	$(817)
Writedowns, reserves and recoveries	(851)	528

Total	$(1,318)	$(289)

(a)
In fourth quarter 2002, Harveys Colorado was classified as an asset held-for-sale. Therefore, its prior year's results have been reclassed from Income from Continuing Operations to Discontinued Operations.

(b)
Property EBITDA (earnings before interest, taxes, depreciation and amortization) consists of Income from operations before depreciation and amortization, write-downs, reserves and recoveries, project opening costs, corporate expense, equity in (income)/losses of nonconsolidated affiliates, venture restructuring costs and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to Income from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our Company may not be comparable to similarly titled measures presented by other companies.

HARRAH'S ENTERTAINMENT, INC.
SUPPLEMENTAL INFORMATION
(UNAUDITED)

Calculation of adjusted earnings per share

	First Quarter Ended
	March 31, 2003	March 31, 2002
	(In thousands, except per share amounts)
Income before taxes and minority interests	$133,057	$138,608
Add/(deduct):
Project opening costs and other items	1,318	289
Settlement of litigation	—	(931)

Adjusted income before taxes and minority interests	134,375	137,966
Provision for income taxes	(49,599)	(49,134)
Minority interests	(3,160)	(4,177)

Adjusted income before discontinued operations and cumulative effect of change in accounting principle	81,616	84,655
Discontinued operations, net of tax	284	137

Adjusted income before cumulative effect of change in accounting principle	$81,900	$84,792

Diluted earnings per share before cumulative effect of change in accounting principle as adjusted	$0.74	$0.74

Weighted average common and common equivalent shares outstanding	110,066	114,380

HARRAH'S ENTERTAINMENT, INC.
CONSOLIDATED SUMMARY OF OPERATIONS
(UNAUDITED)

Reconciliation of Property EBITDA to Income from operations

First Quarter Ended March 31, 2003

	Western Region	Eastern Region	North Central Region	South Central Region	Managed and Other	Total
			(In thousands)
Revenues	$332,389	$178,449	$346,671	$189,480	$21,346	$1,068,335
Operating Expenses	(247,416)	(120,058)	(259,305)	(145,358)	(10,944)	(783,081)

Property EBITDA	84,973	58,391	87,366	44,122	10,402	285,254
Depreciation and amortization	(28,004)	(14,685)	(20,579)	(12,406)	(3,651)	(79,325)

Operating Profit	56,969	43,706	66,787	31,716	6,751	205,929
Amortization of intangible assets	(181)	—	(1,018)	—	—	(1,199)
Equity in losses of nonconsolidated affiliates	—	—	—	(143)	81	(62)
Project opening costs and other items	67	(74)	(530)	(781)	—	(1,318)
Corporate Expense	—	—	—	—	(12,104)	(12,104)

Income from Operations	$56,855	$43,632	$65,239	$30,792	$(5,272)	$191,246

First Quarter Ended March 31, 2002
Revenues	$300,078	$172,027	$363,955	$119,368	$19,263	$974,691
Operating Expenses	(228,867)	(115,094)	(250,771)	(86,676)	(13,424)	(694,832)

Property EBITDA	71,211	56,933	113,184	32,692	5,839	279,859
Depreciation and amortization	(28,761)	(15,524)	(18,637)	(9,111)	(3,148)	(75,181)

Operating Profit	42,450	41,409	94,547	23,581	2,691	204,678
Amortization of intangible assets	(181)	—	(1,201)	—	—	(1,382)
Equity in losses of nonconsolidated affiliates	—	—	—	(129)	5,874	5,745
Project opening costs and other items	(95)	—	(1,073)	(440)	1,319	(289)
Corporate Expense	—	—	—	—	(10,684)	(10,684)

Income from Operations	$42,174	$41,409	$92,273	$23,012	$(800)	$198,068

HARRAH'S ENTERTAINMENT, INC.
CONSOLIDATED SUMMARY OF OPERATIONS
(UNAUDITED)

	First Quarter Ended March 31,
	2002	2001	2000	1999	1998
Revenues
Western Region	300,078	285,529	271,984	279,583	144,195
Eastern Region	172,027	165,887	169,867	162,513	77,667
North Central Region	363,955	287,221	219,600	159,697	100,309
South Central Region	119,368	110,508	69,145	61,608	62,782
Managed	17,542	16,085	19,493	16,662	10,272
Other	1,721	1,946	1,881	567	963

Total Revenues	974,691	867,176	751,970	680,630	396,188

Income From Operations
Western Region	42,174	34,940	22,245	43,274	16,929
Eastern Region	41,409	37,288	38,137	36,089	17,119
North Central Region	92,273	70,887	53,734	24,932	20,103
South Central Region	23,012	14,953	12,029	12,931	12,062
Managed	20,868	9,750	3,788	14,180	8,506
Other	(10,984)	(9,516)	(18,812)	(10,992)	(9,719)
Corporate Expense	(10,684)	(13,776)	(11,021)	(7,931)	(6,650)

Total Income from operations	198,068	144,526	100,100	112,483	58,350

Property EBITDA
Western Region	71,211	62,342	45,632	65,538	30,435
Eastern Region	56,933	50,413	49,765	47,518	22,413
North Central Region	113,184	87,741	66,525	37,294	28,963
South Central Region	32,692	25,118	16,882	16,159	16,865
Managed	14,529	13,606	17,420	14,452	8,850
Other	(8,690)	(3,864)	(4,198)	111	(5,432)

Total Property EBITDA	279,859	235,356	192,026	181,072	102,094

	Second Quarter Ended June 30,
	2002	2001	2000	1999	1998
Revenues
Western Region	319,150	283,341	270,611	276,894	156,981
Eastern Region	193,923	183,799	184,330	178,237	114,441
North Central Region	358,744	279,101	265,141	178,085	102,567
South Central Region	133,586	109,367	100,367	63,143	62,327
Managed	17,192	15,967	19,328	18,211	22,258
Other	(1,201)	1,870	1,837	568	815

Total Revenues	1,021,394	873,445	841,614	715,138	459,389

Income From Operations
Western Region	54,359	30,965	23,655	42,364	22,958
Eastern Region	55,647	48,557	49,317	45,354	27,680
North Central Region	79,169	64,765	64,811	36,348	18,787
South Central Region	20,951	14,674	15,802	13,227	11,639
Managed	15,169	10,510	5,678	15,344	19,738
Other	(10,969)	(14,107)	(8,353)	(15,641)	(20,295)
Corporate Expense	(11,997)	(13,632)	(14,572)	(13,492)	(8,936)

Total Income from operations	202,329	141,732	136,338	123,504	71,571

Property EBITDA
Western Region	83,060	58,435	50,467	67,526	36,572
Eastern Region	71,878	62,452	61,245	57,059	34,474
North Central Region	98,641	83,039	79,688	48,436	27,738
South Central Region	31,189	24,747	24,015	15,388	16,256
Managed	15,364	12,463	17,495	15,665	20,264
Other	(5,069)	(6,392)	(1,133)	(6,734)	(8,124)

Total Property EBITDA	295,063	234,744	231,777	197,340	127,180

HARRAH'S ENTERTAINMENT, INC.
CONSOLIDATED SUMMARY OF OPERATIONS
(UNAUDITED)

	Third Quarter Ended September 30,
	2002	2001	2000	1999	1998
Revenues
Western Region	341,965	321,899	304,779	300,417	179,791
Eastern Region	225,599	202,611	205,978	198,565	186,019
North Central Region	356,898	330,237	276,319	193,873	109,176
South Central Region	181,561	123,959	104,864	66,049	63,255
Managed	16,592	18,701	19,909	21,671	16,417
Other	1,748	2,085	2,343	537	688

Total Revenues	1,124,363	999,492	914,192	781,112	555,346

Income From Operations
Western Region	63,674	23,235	46,017	55,927	37,792
Eastern Region	74,133	58,020	62,815	57,460	51,591
North Central Region	74,684	68,966	63,738	42,802	17,304
South Central Region	23,771	18,770	15,669	12,107	10,734
Managed	13,512	16,038	10,605	19,481	13,900
Other	(5,246)	(12,886)	(10,858)	(19,962)	(12,676)
Corporate Expense	(16,434)	(12,376)	(11,883)	(11,894)	(9,443)

Total Income from operations	228,094	159,767	176,103	155,921	109,202

Property EBITDA
Western Region	93,072	57,862	74,126	82,430	51,040
Eastern Region	90,088	71,477	75,647	69,508	61,754
North Central Region	94,740	98,781	81,749	55,836	27,934
South Central Region	36,231	29,372	24,231	16,269	14,711
Managed	15,117	15,382	18,198	18,928	4,542
Other	(357)	(5,161)	(6,119)	(4,639)	(3,212)

Total Property EBITDA	328,891	267,713	267,832	238,332	156,769

	Fourth Quarter Ended December 31,
	2002	2001	2000	1999	1998
Revenues
Western Region	304,332	293,476	282,286	279,580	150,765
Eastern Region	186,035	171,738	163,295	163,438	161,634
North Central Region	330,756	352,833	261,137	192,600	111,688
South Central Region	172,675	114,379	96,261	59,107	56,328
Managed	17,373	16,390	16,877	21,019	15,954
Other	4,774	860	2,164	1,501	600

Total Revenues	1,015,945	949,676	822,020	717,245	496,969

Income From Operations
Western Region	33,723	27,350	26,456	34,760	16,804
Eastern Region	45,754	38,803	32,064	34,884	32,771
North Central Region	60,865	74,316	51,519	40,241	11,738
South Central Region	23,334	13,252	8,073	7,794	6,390
Managed	14,419	15,243	(217,084)	16,853	12,014
Other	(9,034)	(22,045)	(17,835)	(35,972)	(18,133)
Corporate Expense	(17,511)	(12,962)	(12,996)	(9,431)	(12,861)

Total Income from operations	151,550	133,957	(129,803)	89,129	48,723

Property EBITDA
Western Region	66,287	59,152	55,922	54,896	29,899
Eastern Region	60,043	53,144	44,215	45,365	44,402
North Central Region	80,813	98,320	74,376	52,573	18,537
South Central Region	28,820	23,762	15,877	12,623	11,558
Managed	14,958	14,364	14,147	17,989	24,657
Other	(4,810)	(6,527)	(9,658)	(7,259)	(2,451)

Total Property EBITDA	246,111	242,215	194,879	176,187	126,602

QuickLinks

  EXHIBIT 99.1
Harrah's Entertainment Reports First-Quarter Results; Record Revenues, Diluted Earnings Per Share Achieved
Same-Store Sales Growth, Effective Management Offset Higher Gaming Taxes
Western Region Posts Record Results
Eastern Region Also Posts Record Results
Weather, Increased Gaming Taxes, Competition Impact North Central Region
New Orleans Boosts South Central Region's Results
HARRAH'S ENTERTAINMENT, INC. CONSOLIDATED SUMMARY OF OPERATIONS (UNAUDITED)
HARRAH'S ENTERTAINMENT, INC. SUPPLEMENTAL OPERATING INFORMATION (UNAUDITED)
HARRAH'S ENTERTAINMENT, INC. SUPPLEMENTAL INFORMATION (UNAUDITED)
HARRAH'S ENTERTAINMENT, INC. CONSOLIDATED SUMMARY OF OPERATIONS (UNAUDITED)
HARRAH'S ENTERTAINMENT, INC. CONSOLIDATED SUMMARY OF OPERATIONS (UNAUDITED)
HARRAH'S ENTERTAINMENT, INC. CONSOLIDATED SUMMARY OF OPERATIONS (UNAUDITED)